Exhibit 10.15

January 13, 2015

FEE WAIVER

Sidoti Micro Cap Fund, LP
122 East 42nd Street, 4th Floor

New York, New York 10168

Ladies and Gentleman,

On June 16, 2014, Sidoti Micro Cap GP, LLC (the “General Partner”) entered into a limited partnership agreement (the “Limited Partnership Agreement”) with the limited partners of the Sidoti Micro Cap Fund, LP (the “Partnership”). Pursuant to the Limited Partnership Agreement, the Partnership has agreed to pay the General Partner an incentive allocation, payable yearly, of 20% of the net profits allocated to each investor after any prior losses allocated to each investor have been recouped.

The General Partner hereby exercises its discretion to waive the incentive allocation, as set forth in the Limited Partnership Agreement. This waiver shall continue until the Partnership attains $10 million of unaffiliated limited partner subscriptions, at which time the Partnership’s obligation to pay the incentive allocation shall be restored.

[Signature Page Follows]

The undersigned have executed this letter as of the date first written above.

SIDOTI MICRO CAP GP, LLC

By:	/s/ Peter T. Sidoti
Peter T. Sidoti, Manager

Acknowledgement:
SIDOTI MICRO CAP FUND, LP

By:	/s/ Peter T. Sidoti
Peter T. Sidoti

[Signature Page to General Partner Fee Waiver]